UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ANWORTH MORTGAGE ASSET CORPORATION

(Exact name of registrant as specified in its charter)

Maryland (State of Incorporation or Organization)	52-2059785 (I.R.S. Employer Identification No.)

1299 Ocean Avenue, Suite 250, Santa Monica, California (Address of Principal Executive Offices)	90401 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.25% Series B Cumulative Convertible Preferred Stock*	The New York Stock Exchange*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-115392

Securities to be registered pursuant to Section 12(g) of the Act: None.

*	Application has been made for listing pursuant to the requirements of The New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The title of the preferred stock of the Registrant being registered hereunder is 6.25% Series B Cumulative Convertible Preferred Stock, par value $.01 per share (the “Series B Preferred Stock”). The description of the Series B Preferred Stock is contained in the Registrant’s Rule 424(b)(5) filing on January 29, 2007, relating to the Registration Statement on Form S-3 filed with the SEC on May 11, 2004, under the caption “Description of Series B Preferred Stock,” which description is incorporated herein by reference.

Item 2.   Exhibits.

Instruments defining the rights of the holders of the securities being registered hereunder.

Exhibit No.	Description
3.1	Amended Articles of Incorporation (incorporated herein by reference from the Registrant’s Registration Statement on Form S-11, Registration No. 333-38641, which became effective under the Securities Act of 1933, as amended, on March 12, 1998).

3.2	Articles of Amendment (incorporated herein by reference from the Registrant’s Definitive Proxy Statement filed pursuant to Section 14(a) of the Exchange Act of 1934, as amended, as filed with the Securities and Exchange Commission on May 15, 2003).

3.3	Articles Supplementary designating the Registrant’s 8.625% Series A Cumulative Preferred Stock, par value $.01 per share (incorporated herein by reference from the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on November 3, 2004).

3.4	Articles Supplementary designating the Registrant’s 8.625% Series A Cumulative Preferred Stock, par value $.01 per share (incorporated herein by reference from the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 21, 2005).

3.5	Articles Supplementary designating the Registrant’s 6.25% Series B Cumulative Convertible Preferred Stock, par value $.01 per share (incorporated herein by reference from the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 30, 2007).

3.6	Bylaws of the Registrant (incorporated herein by reference from the Registrant’s Registration Statement on Form S-11, Registration No. 333-38641, which became effective under the Securities Act of 1933, as amended, on March 12, 1998).

4.1	Form of stock certificate evidencing the Registrant’s 6.25% Series B Cumulative Convertible Preferred Stock, par value $.01 per share (incorporated herein by reference from the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 30, 2007).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2007

ANWORTH MORTGAGE ASSET CORPORATION

By:	/s/ Lloyd McAdams

Lloyd McAdams
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended Articles of Incorporation (incorporated herein by reference from the Registrant’s Registration Statement on Form S-11, Registration No. 333-38641, which became effective under the Securities Act of 1933, as amended, on March 12, 1998).

3.2	Articles of Amendment (incorporated herein by reference from the Registrant’s Definitive Proxy Statement filed pursuant to Section 14(a) of the Exchange Act of 1934, as amended, as filed with the Securities and Exchange Commission on May 15, 2003).

3.3	Articles Supplementary designating the Registrant’s 8.625% Series A Cumulative Preferred Stock, par value $.01 per share (incorporated herein by reference from the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on November 3, 2004).

3.4	Articles Supplementary designating the Registrant’s 8.625% Series A Cumulative Preferred Stock, par value $.01 per share (incorporated herein by reference from the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 21, 2005).

3.5	Articles Supplementary designating the Registrant’s 6.25% Series B Cumulative Convertible Preferred Stock, par value $.01 per share (incorporated herein by reference from the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 30, 2007).

3.6	Bylaws of the Registrant (incorporated herein by reference from the Registrant’s Registration Statement on Form S-11, Registration No. 333-38641, which became effective under the Securities Act of 1933, as amended, on March 12, 1998).

4.1	Form of stock certificate evidencing the Registrant’s 6.25% Series B Cumulative Convertible Preferred Stock, par value $.01 per share (incorporated herein by reference from the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 30, 2007).